                                                                    EXHIBIT 99.1


(HEALTH GRADES, INC. LOGO)



Company Contact:
Allen Dodge
Health Grades, Inc.
303-716-0041
adodge@healthgrades.com

FOR IMMEDIATE RELEASE
---------------------


               HEALTH GRADES, INC. ANNOUNCES FIRST QUARTER RESULTS


Lakewood, Colo. (May 15, 2003) - Health Grades, Inc. (OTCBB: HGRD) today announced financial results for the first quarter ended March 31, 2003.

Ratings and advisory revenue for the three months ended March 31, 2003 was $1,737,741, representing an increase of $652,786 or 60%, over ratings and advisory revenue for the first quarter of 2002. In addition, this represents an increase of $214,258 or 14% over ratings and advisory revenue for the three months ended December 31, 2002. Loss from operations for the three months ended March 31, 2003 was $262,194 or $0.01 per share on 33.6 million weighted average shares, compared to a $506,552 loss from operations for the same period of 2002. As of April 30, 2003, cash on hand was approximately $2.6 million.

Kerry Hicks, President and Chief Executive Officer of Health Grades, Inc. stated, "We are very pleased to have recently announced our hiring of John R. Morrow, as our Senior Vice President -- Strategic Development. We look forward to John applying his expertise in developing additional strategic partnerships and distribution channels to our suite of products. Our core business continues to grow and we are excited about the Company's prospects."





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                      HEALTH GRADES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    THREE MONTHS ENDED
                                                                        MARCH 31,
                                                              ----------------------------
                                                                  2003            2002
                                                              ------------    ------------
Revenue:
     Ratings and advisory                                     $  1,737,741    $  1,084,955
     Physician practice service fees                                    --         111,831
     Other                                                              43           2,021
                                                              ------------    ------------
                                                                 1,737,784       1,198,807
                                                              ------------    ------------
Expenses:
     Cost of ratings and advisory revenue                          440,109         371,237
     Cost of physician practice management revenue                      --          19,812
                                                              ------------    ------------
     Gross margin                                                1,297,675         807,758

Operating expenses:
     Sales and marketing                                           642,522         469,199
     Product development                                           327,430         306,803
     General and administrative                                    589,917         538,308
                                                              ------------    ------------
     Loss from operations                                         (262,194)       (506,552)
Other:
     Gain on sale of assets and other                                   25              --
     Interest income                                                 2,185           4,106
     Interest expense                                                 (578)             --
                                                              ------------    ------------
     Loss before income taxes                                     (260,562)       (502,446)
     Income tax benefit(1)                                              --       1,046,296
                                                              ------------    ------------
     Net (loss) income                                        $   (260,562)   $    543,850
                                                              ============    ============

     Net (loss) income per common share (basic and diluted)   $      (0.01)   $       0.02
                                                              ============    ============
     Weighted average number of common shares
       used in computation (basic and diluted)                  33,605,720      35,526,744
                                                              ============    ============

(1) Represents one-time tax benefit resulting from tax legislation enacted during 2002.

About Health Grades, Inc.

Health Grades, Inc. (OTCBB: HGRD - news), http://www.healthgrades.com, is a healthcare quality ratings, information and advisory services company. Our clients include healthcare providers, employers, health plans, insurance companies and consumers.